EXHIBIT 99.1

EasyLink Services International Corporation Announces Financial Results for First Quarter Fiscal 2009

NORCROSS, GA — December 9, 2008 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reports its financial results for the first quarter fiscal 2009 ended October 31, 2008.

“This quarter was challenging with both of our business lines being impacted by economic conditions that no one could have predicted,” says Thomas J. Stallings, EasyLink chief executive officer. “Although revenue was impacted by the rapidly fluctuating foreign currency exchange rates, our gross margin held steady at approximately seventy-one percent, reflecting the financial strength of our service lines. Moreover, we continued to benefit from our investment in sales and marketing, adding new customers throughout the quarter to counteract some of the downward pressures resulting from current economic conditions.”

Mr. Stallings continued, “Our reoccurring revenue model, disciplined cost control practices and structure to optimize productivity enable the flexible execution required to manage the business during this global recession. These strengths combined with the value customers continue to place on our services worldwide have laid the foundation not only for weathering these tough times but emerging from them as a stronger company.”

Highlights for the first quarter ended October 31, 2008 are as follows:

•	Total revenue for the first quarter was $22.8 million with a gross profit margin of 70.5%.

•
Revenue for the first quarter from On Demand Messaging, which includes desktop faxing, production messaging, document capture and management and e-mail services, was $11.2 million, representing 49% of total consolidated revenue and a 68.0% gross profit margin.

•
Revenue for the first quarter from Supply Chain Messaging, which includes electronic data interchange (EDI) products and services and telex, was $11.6 million, representing 51% of total consolidated revenue and a 73.0% gross profit margin.

•
Net loss for the first quarter was $4.4 million or ($0.18) per basic share and per diluted share. The Company recorded several onetime events in the first quarter including the write-off of approximately $1.5 million in previously capitalized acquisition expenses in general and administrative expenses, an additional $1.1 million in accelerated expensing of non-cash beneficial conversion feature interest expense and an additional interest expense of $1.7 million in prepayment penalties.

•
Adjusted EBITDA for the first quarter was $3.7 million. EasyLink intends to focus on Adjusted EBITDA (EBITDA that includes non-cash compensation expense) as a measure of the Company’s performance, which it believes serves as a better measure of the Company’s performance than net income, because it excludes ongoing non-cash charges.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends because it provides an important supplemental measurement in evaluating the operating results of our business. Please see a reconciliation of our GAAP loss to EBITDA at the end of this release. This release should also be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the quarter ended October 31, 2008.

Investor Conference Call — Thursday, December 11, 2008

The Company plans to hold a conference call on Thursday, December 11, 2008 at 10:00 a.m. EDT to discuss its first quarter fiscal year 2009 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing 888-727-7721 (U.S. and Canada) or 913-312-6678 (International).

A live replay of the call will also be available on the Company’s website, www.easylink.com, for forty-five days.

About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Glen Shipley
Chief Financial Officer
EasyLink Services International Corporation
687 533-8004

EASYLINK SERVICES INTERNATIONAL CORPORATION

Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	October 31,
	2008	2007
	(unaudited)	(unaudited)

Service revenue	$22,815	$20,986

Cost of services	6,719	6,005

Gross Profit	16.096	14,981

Operating expenses:
Product development and enhancement	2,122	2,033
Selling and marketing	3,566	2,383
General and administrative	9,358	7,201

Operating income	1,050	3,364

Other income (expense):
Interest expense (net)	(4,988)	(4,849)
Equity in Losses in Investment	—	(930)
Other income (expense)	62	231

Loss before income taxes	(3,876)	(2,184)

(Benefit) provision for income taxes	457	(172)

Net loss	(4,333)	(2,012)

Dividends on preferred stock	(50)	(50)

Loss attributable to common stockholders	$(4,383)	$(2,062)

Basic income per common share	$(0.18)	$(0.09)

Diluted income per common share	$(0.18)	$(0.09)

Weighted average number of common shares outstanding — basic	24,910	23,297

Weighted average number of common shares outstanding —diluted	24,910	23,297

EASYLINK SERVICES INTERNATIONAL CORPORATION

Consolidated Balance Sheets
(in thousands)

	October 31,	July 31,
	2008 (unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$19,443	$32,091
Accounts receivable, net	12,995	13,576
Other current assets	4,618	5,414

Total current assets	37,056	51,081

Property and equipment, net	9,693	8,552
Goodwill and other intangible assets, net	66,880	67,953
Other long term assets	3,823	3,939

Total assets	$117,452	$131,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,555	$13,504
Current portion of long term debt	14,516	7,052
Other current liabilities	1,618	1,862

Total current liabilities	26,689	22,418

Long term debt	35,442	47,497
Other liabilities	924	1,006

Total liabilities	63,055	70,921

Stockholders’ Equity:
Preferred stock	(a)	(a)
Common Stock	251	251
Additional paid-in capital	125,726	125,457
Treasury Stock	(1,626)	(303)
Accumulated other comprehensive loss	(1,883)	(1,063)
Accumulated deficit	(68,071)	(63,738)

Total stockholders’ equity	54,397	60,604

Total liabilities and stockholders’ equity	$117,452	$131,525

(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION

Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended October 31,
	2008	2007
Net Loss	$(4,333)	$(2,012)
Interest	5,117	5,003
Taxes	457	(172)
Depreciation and amortization	2,140	1,890
Non-cash compensation	330	113

Adjusted EBITDA	$3,711	$4,822